UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2026

Columbia Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

19-01 Route 208 North, Fair Lawn, New Jersey 07410
(Address of principal executive offices)

(800) 522-4167
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement

    Delaware corporation, Columbia Bank, MHC and Columbia Bank entered into an Agency Agreement with Keefe Bruyette & Woods, Inc. (“KBW”), which will assist the Company on a best efforts basis in selling the shares of the Company’s common stock in the Company’s subscription and community offerings, and act as lead-left book running manager for any firm commitment underwritten offering.

KBW will receive a fee of 1.0% of the aggregate purchase price of all shares of common stock sold by the Company in the subscription offering and a fee of 2.0% of the aggregate purchase price of all shares of common stock sold by the Company in the community offering, including any merger shares issued to achieve the adjusted minimum of the offering range. No fee will be payable to KBW with respect to shares purchased by directors, officers, employees or their immediate families (as defined in the Agency Agreement) and their personal trusts, and shares purchased by any of the Company’s employee benefit plans or trusts.

In the event of a firm commitment underwritten offering, KBW will seek to form a syndicate of registered broker-dealers to undertake such firm commitment offering. If the transaction proceeds of such firm commitment offering are less than $300 million, the underwriters will receive an underwriting discount not to exceed 5% of the aggregate purchase price of the shares of common stock sold in the firm commitment underwritten offering. In the event of a firm commitment underwritten offering with transaction proceeds between $300 million and $500 million, the underwriters will receive an underwriting discount not to exceed 4% of the aggregate purchase price of the shares of common stock sold in the firm commitment underwritten offering. In the event of a firm commitment underwritten offering with transaction proceeds between $500 million and $700 million, the underwriters will receive an underwriting discount not to exceed 3.5% of the aggregate purchase price of the shares of common stock sold in the firm commitment underwritten offering. In the event of a firm commitment underwritten offering with transaction proceeds greater than $700 million, the underwriters will receive an underwriting discount not to exceed 3.15% of the aggregate purchase price of the shares of common stock sold in the firm commitment underwritten offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-294103) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 11, 2026

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits

Exhibit Number	Description
1.1	Agency Agreement, dated as of May 11, 2026, by and among Columbia Financial, Inc., a Maryland corporation, Columbia Financial, Inc., a Delaware corporation, Columbia Bank MHC and Columbia Bank and Keefe, Bruyette & Woods, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:	May 15, 2026	/s/Dennis E. Gibney
Dennis E. Gibney
1st Senior Executive Vice President, Chief Banking Officer

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